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                       [DAY CAMPBELL & McGILL LETTERHEAD]

March 25, 1997

Long Distance Direct Holdings, Inc.
1 Blue Hill Plaza
Pearl River, New York 10965

                   Re:    Registration Statement on Form SB-2
                          (SEC Registration No. 333-18039)
                          --------------------------------

Gentlemen:

        You have requested our opinion as counsel for Long Distance Direct Holdings, Inc., a Nevada corporation (the "Company"), as to the matters set forth below in connection with the registration under the Securities Act of 1933 on Form SB-2 (SEC Registration No. 333-18039) of 3,261,703 shares of the Company's Common Stock, $.001 par value (the "Shares"), including 1,223,088 Shares (the "Option and Warrant Shares") issuable upon exercise of outstanding options and warrants (the "Options and Warrants").

        We have examined the Company's Registration Statement on Form SB-2 (Registration No. 333-18039) filed with the Securities and Exchange Commission ("Commission") on December 17, 1996 (the "Registration Statement"), and Amendment Number 1 thereto filed with the Commission on March 25, 1997. We have also examined the Articles of Incorporation of the Company, as amended, the Bylaws and the minute books of the Company, and such other documents as we deemed pertinent as a basis for the opinion hereinafter expressed.

        Based on the foregoing, it is our opinion that:

        The Shares have been duly authorized and are, or in the case of the Option and Warrant Shares, upon exercise of the respective Options and Warrants and upon payment therefor, will be, legally and validly issued, fully paid and non-assessable.


                      LONG DISTANCE DIRECT HOLDINGS, INC.
                                   FORM SB-2
                                  EXHIBIT 5.1





Long Distance Direct Holdings, Inc.
            March 25, 1997
Page 2

        We consent to the inclusion of our name in the Registration Statement under the caption "Legal Matters" and the filing of this opinion as an exhibit to the Registration Statement.

        This opinion is limited solely to the matter set forth herein and is delivered to you only with regard to, and is intended for use solely in connection with, the Registration Statement.

                                        Very truly yours,




                                        DAY CAMPBELL & McGILL


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